UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2015
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2015, the Board of Directors (the “Board”) of EMCORE Corporation (the “Company”), following the recommendation of the Compensation Committee of the Board, approved the EMCORE Corporation Fiscal 2015 Bonus Plan (the “2015 Bonus Plan”). Under the 2015 Bonus Plan, the Company’s executive officers and certain other employees are eligible to receive cash bonus awards that are determined based on the achievement of specified financial performance goals as well as the participant’s individual performance during the fiscal year. Specifically, for the Company’s executive officers, the amount, if any, of the annual cash bonus under the 2015 Bonus Plan will be based 80% on the Company’s achievement of non-GAAP net income targets established by the Board and 20% on an evaluation of each executive officer’s individual performance during the fiscal year. Under the 2015 Bonus Plan, the aggregate bonus opportunity for Jeffrey Rittichier, the Company’s Chief Executive Officer, is 80% of his annual base salary at the end of the fiscal year, and the aggregate bonus opportunity for Mark Weinswig, the Company’s Chief Financial Officer, is 50% of his annual base salary at the end of the fiscal year. Bonuses, if any, under the 2015 Bonus Plan will be payable in cash no later than January 31, 2016.

The foregoing description of the 2015 Bonus Plan is not complete and is qualified in its entirety by reference to the full text of the 2015 Bonus Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	EMCORE Corporation Fiscal 2015 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: August 28, 2015	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer